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                                                                   EXHIBIT 10.71

                                     KEYCORP
                   SECOND SUPPLEMENTAL RETIREMENT BENEFIT PLAN
                               FOR KEY EXECUTIVES

                                    PREAMBLE

      The KeyCorp Second Supplemental Retirement Benefit Plan For Key Executives (the "Plan"), is hereby established December 28, 2004 to be effective January 1, 2005. The Plan, as structured, is designed to provide an additional retirement benefit for a certain select employee of KeyCorp that is in addition to the December 31, 2004 frozen benefit to be provided under the KeyCorp Supplemental Retirement Benefit Plan for Key Executives. It is the intention of KeyCorp and it is the understanding of the employee covered under the Plan, that the Plan constitutes a nonqualified retirement plan for a select group of employees, and as such, the Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                    ARTICLE I

                                   DEFINITIONS

      For the purposes herein, the following terms shall have the meaning indicated:

      1.0(a) "AVERAGE INTEREST CREDIT" shall mean the average of the Interest Credits (as defined in the Pension Plan) for the three (3) consecutive calendar years ending with the year of termination.

      1.0(b) "AVERAGE TREASURY RATE" shall mean the average of the Treasury Rates (as defined in the Pension Plan) for the three (3) consecutive calendar years ending with the year of termination.

      1.1 "BOARD" shall mean the Board of Directors of KeyCorp as from time to time constituted.

      1.2 "CREDITED SERVICE" shall mean the same period of time as constitutes Credited Service for that Participant under the KeyCorp Pension Plan (1989 Restatement) except that:

            (a) It shall not be subject to a thirty-five (35) year maximum, and

            (b) It shall continue to accrue during periods of total and permanent disability to the extent provided by Article VI hereof.

      1.3 "EFFECTIVE DATE" shall mean January 1, 2005.

      1.4 "EMPLOYEE" shall mean any person actively employed by the Employer, including officers, but not including directors unless a director is also an officer or employee of the Employer, nor attorneys or other persons doing independent professional work who are retained by the Employer.

      1.5 "EMPLOYER" shall mean KeyCorp and all of its wholly owned subsidiaries, each with respect to its own Employees.

      1.6 "FINAL AVERAGE SALARY" shall mean the average of the annual Salary of a Participant for the highest three (3) calendar years out of the last five (5) calendar years preceding the Participant's termination of employment; if the Participant has less than three (3) years of employment, the average shall be for all of the Participant's years of employment. If the Participant is not compensated for all or a part of a year in such period because of an absence, the number of complete months in which the Participant received no compensation during such year shall be disregarded in determining Final Average Salary.

      1.7 "INCENTIVE COMPENSATION AWARD" shall mean an incentive compensation award granted to a Plan Participant under the KeyCorp Annual Incentive Plan and/or such other Employer-sponsored line of business incentive compensation plans that KeyCorp in its sole discretion determines to be included herein for purposes of determining a Participant's Incentive Compensation Award under the Plan. For purposes of this Section 1.7 hereof, an Incentive Compensation Award shall be deemed to be for the year in which the Incentive Compensation Award is

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earned (without regard to the actual time of payment), provided, however, that in no event shall more than one Incentive Compensation Award be included in determining a Participant's Salary for any applicable year.

      1.8 "PARTICIPANT" shall mean an Employee entitled to participate in this Plan in accordance with Article II hereof.

      1.9 "PENSION PLAN" shall mean the KeyCorp Cash Balance Pension Plan as amended from time to time.

      1.10 "PLAN" shall mean the KeyCorp Second Supplemental Retirement Benefit Plan for Key Executives as contained herein or as amended from time to time.

      1.11 "PLAN YEAR" shall mean the calendar year.

      1.12 "SALARY" shall mean the base salary and Incentive Compensation Award of an Employee exclusive of bonuses, overtime pay and other extra compensation. For this purpose, the basic salary of an Employee shall include:

            (a) Amounts that are the subject of a deferred compensation agreement between the Employee and the Employer;

            (b) Amounts that are the subject of a Salary Reduction Agreement within the meaning of the KeyCorp Profit Sharing Plus Plan as amended; and

            (c) Amounts that are the subject of a salary reduction arrangement between the Employee and the Employer in accordance with Internal Revenue Code Section 125.

      1.13 "SERVICE" shall mean the same period of time as constitutes Service for that Participant under the Pension Plan.

                                   ARTICLE II

                                  PARTICIPATION

      2.1 GENERAL RULE. Only those individuals designated by the Employer as a Participant shall participate in the Plan.

      2.2 REEMPLOYMENT OF PARTICIPANT. A Participant who has terminated his employment and subsequently is reemployed shall become a Participant immediately upon his reemployment provided that the Board again designates him for participation in the Plan.

      2.3 PROSPECTIVE CHANGES IN PARTICIPATION REQUIREMENTS. The Employer, in its sole discretion, reserves the right to alter the requirements for participation in Section 2.1 at any time and from time to time; provided, however, that any such change shall not cause any Employee who became a Plan Participant hereunder prior to the effective date of such change to become ineligible hereunder by virtue of such change.

      2.4 VESTING. A Participant shall be one-hundred percent (100%) vested in benefits under this Plan upon completion of five (5) years of Credited Service.

                                   ARTICLE III

                              RETIREMENT CONDITIONS

      3.1 NORMAL RETIREMENT. The Normal Retirement Date of a Participant shall be the earliest of:

            (a) The first day of the month coinciding with or next following the date he attains the age of sixty-five (65); or

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            (b)   The first day of the month coinciding with or next following the date that the Participant both attains the age of sixty-two (62) and completes fifteen (15) years of Credited Service.

      3.2 DELAYED RETIREMENT DATE. A Participant may continue in the employment of the Employer beyond his Normal Retirement Date, but, to the extend permitted by applicable law, he may continue in the employment of the Employer beyond his seventieth (70th) birthday only if agreed to by the Employer. To the extent permitted by applicable law, a Participant continuing in employment beyond his seventieth (70th) birthday shall retire from the employment of the Employer on the first day of the month coinciding with or next following the end of the last approved period of employment.

      3.3 EARLY RETIREMENT DATE. A Participant may retire from employment of the Employer prior to his Normal Retirement Date, on the first day of any month coinciding with or following the date on which he has either attained the age of sixty (60), or attained the age of fifty (50) and completed at least fifteen
(15) years of Credited Service.

                                   ARTICLE IV

                              RETIREMENT ALLOWANCES

      4.1 NORMAL RETIREMENT ALLOWANCE. Upon termination after his Normal Retirement Date, a Participant shall receive a monthly allowance which shall commence on the first day of the month coincident with or next following the Participant's termination date in the form of a single life annuity, unless the Participant elects in writing a minimum of thirty days prior to his or her termination date, to receive payment of his or her benefit under a different form of payment. The forms of payment from which a Participant may elect shall be identical to those forms of payment specified in the Pension Plan, provided, however, that the lump sum payment option available under the Pension Plan shall not be available under this Plan. Such method of payment, once elected by the Participant shall be irrevocable.

      The amount of each such monthly retirement payable in the form of a single life annuity allowance shall be equal to (a) plus (b) minus (c) as follows:

            (a) One-twelfth (1/12th) of seventy-five percent (75%) of his Final Average Salary reduced by two (2) percentage points for the number of years by which the Participant's total years of Credited Service at his Normal Retirement Date is less than twenty-five (25) years (rounded down to the nearest whole year), multiplied by a fraction, the numerator of which is the Participant's years of Credited Service earned prior to January 1, 1988, and the denominator of which is the Participant's total years of Credited Service at his Normal Retirement Date.

            (b) One-twelfth (1/12th) of sixty-five percent (65%) of his Final Average Salary reduced by 2.6 percentage points for the number of years by which the Participant's total years of Credited Service at his Normal Retirement Date is less than twenty-five
                  (25) years (rounded down to nearest whole year), multiplied by a fraction, the numerator of which is the Participant's years of Credited Service earned after December 31, 1987, and the denominator of which is the Participant's total Years of Credited Service at his Normal Retirement Date.

            (c)   The sum of:

                  (i) His monthly accrued and vested retirement benefit under the Pension Plan determined at his Normal Retirement Date;

                  (ii) His monthly Primary Social Security Benefit as defined in the Pension Plan; and

                  (iii) His monthly accrued and vested supplemental retirement benefit under the KeyCorp Supplemental Retirement Benefit Plan for Key Executives determined as of his Normal Retirement Date.

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      4.2 DELAYED RETIREMENT ALLOWANCE. Upon termination after his Normal
Retirement Date, a Participant shall receive a monthly retirement allowance which shall commence on the first day of the month coincident with or next following the Participant's termination date, payable in the form of a single life annuity, unless the Participant elects in writing a minimum of thirty days prior to his or her retirement or termination date, to receive payment of his or her benefit under a different form of payment. The forms of payment from which a Participant may elect shall be identical to those forms of payment specified in the Pension Plan, provided, however, that the lump sum payment option available under the Pension Plan shall not be available under this Plan. Such method of payment, once elected by the Participant shall be irrevocable.

      The amount of each such monthly retirement allowance shall be computed in the same manner as the Normal Retirement Allowance except that Final Average Salary will be determined as of the Delayed Retirement Date. A Participant shall not accrue additional Credited Service beyond his Normal Retirement Date, unless the Participant has less than twenty-five (25) years of Credited Service; in which case such Participant shall continue to accrue Credited Service (up to a total of twenty-five (25) years), for purposes or reducing or eliminating the short service reductions of Section 4.1(a) and (b). Credited Service accrued after a Participant's Normal Retirement Date shall not be used in the multiplier fractions of Section 4.1(a) and (b).

      4.3 EARLY RETIREMENT ALLOWANCE. Upon retirement at his Early Retirement Date, a Participant shall receive a monthly retirement allowance, which shall commence on the first day of any month coinciding with his Early Retirement Date payable in the form of a single life annuity, unless the Participant elects in writing a minimum of thirty days prior to his or her retirement date to receive payment of his or her benefit under a different form of payment. The forms of payment from which a Participant may elect shall be identical to those forms of payment specified in the Pension Plan, provided, however, that the lump sum payment option available under the Pension Plan shall not be available under this Plan. Such method of payment, once elected by the Participant shall be irrevocable. The amount of each such monthly retirement allowance shall be equal to the product of items (a), (b) and (c) below:

            (a) A monthly retirement allowance determined in the same manner as for retirement at his Normal Retirement Date except that:

                  (i) Credited Service shall be determined as if the Participant had in fact continued in active employment until his Normal Retirement Date; and

                  (ii) Final Average Salary shall be determined as of the date of his actual retirement.

            (b) The ratio that the Participant's Credited Service to the date of his actual retirement bears to the Credited Service that he would have had if he had continued in employment until his Normal Retirement Date. For this purpose, the Normal Retirement Date of a Participant shall be the earliest date on which the Participant could have retired under Section 3.1.

            (c) Actuarial reduction factors which take into account the commencement of benefits prior to a Participant's Normal Retirement Date. Such actuarial reduction factors shall be the same factors as are then applicable under the Pension Plan with respect to the commencement of benefits before a Participant's Normal Retirement Date under the Pension Plan.

      Notwithstanding the foregoing, in calculating a Participant's Early Retirement Allowance under the terms of this Section 4.3, the Participant's monthly retirement allowance at his or her Normal Retirement Date for purposes of this Section 4.3 hereof shall be the Participant's monthly retirement allowance under the Pension Plan as of the Participant's Normal Retirement Date. In calculating this Normal Retirement Date benefit, if the Participant is not eligible for, or chooses not to elect his or her monthly retirement allowance under the provisions of Section 6.5(b) of the Pension Plan, such Participant's Pension Plan benefit as of his or her termination date shall be increased for purposes of this Plan with an imputed Average Interest Credit to reflect the Participant's benefit at his or her Normal Retirement Date and shall be converted to the form of a Single Life Annuity option using the Average Treasury Rate and the GATT Mortality Table.

      4.4 ACTUARIAL FACTORS. The same actuarial reduction factors and method of calculating actuarial equivalence under the former KeyCorp Pension Plan (1989 Restatement) shall be applicable under this Plan. Any such optional method of retirement payment shall be the actuarial equivalent of the actual dollar amount of lifetime

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retirement allowance otherwise payable from this Plan after adjustment for the benefit payable from the Pension Plan and the Primary Social Security Benefit.

      4.5 IMMEDIATE PAYMENT UPON NORMAL RETIREMENT DATE OF PARTICIPANT.

            (a) A Participant meeting the age and service eligibility requirements entitling a Participant to a Normal Retirement Allowance or Delayed Retirement Allowance, shall receive an immediate distribution of his or her Normal Retirement Allowance or Delayed Retirement Allowance upon the Participant's termination of employment.

            (b) DEFERRED BENEFIT PAYMENT. A Participant who terminates his or her employment with an Employer after meeting the age and service requirements for an Early Retirement Allowance shall receive an immediate distribution of his or her Early Retirement Allowance, unless: (i) the Participant notifies KeyCorp in writing his or her deferral election a minimum of one year prior to the Participant's termination of employment,
                  (ii) the Participant specifies the future date on which such benefit shall be distributed, (iii) the Participant's requested deferral period is for a period of not less than five years following the Participant's termination of employment, (iv) the Participant's benefit commencement date mirrors the benefit commencement date of the Participant's benefit under the KeyCorp Supplemental Retirement Plan for Key Executives, and (v) the Participant commences distribution of his or her Plan benefit no later than the first day of the month immediately following the Participant's sixty-fifth
                  (65th) birthday. The election to defer, once made by the Participant, shall be irrevocable.

      Notwithstanding the foregoing, in the case of an "unforeseeable emergency", upon written application by the Participant to KeyCorp, KeyCorp may accelerate the distribution of the Participant's deferred benefit. For purposes of this Section 4.6, the term "unforeseeable emergency" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant, the Participant's spouse, or the Participant's dependent (as defined in Section 152(a) of the Code), the loss of the Participant's property due to casualty, or such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The determination of an "unforeseeable emergency" and the ability of KeyCorp to accelerate the Participant's benefit shall be determined in accordance with the requirements of Section 409A of the Code and applicable regulations issued thereunder.

      4.6 PAYMENT LIMITATION FOR KEY EMPLOYEES. Notwithstanding any other provision of the Plan to the contrary, in the event that the Participant constitutes a "key" employee of KeyCorp (as that term is defined in accordance with Section 416(i) of the Code without regard to paragraph (5) thereof), distributions of the Participant's Benefit may not be made before the date which is six months after the Participant's date of separation from service (or, if earlier, the date of death of the Participant). The term "separation from service" shall be defined for Plan purposes in accordance with the requirements of Section 409A of the Code and applicable regulations issued thereunder.

                                    ARTICLE V

                                 DEATH BENEFITS

      5.1 DEATH PRIOR TO RETIREMENT.

            (a) If a Participant dies in active employment after completion of five or more years of Credited Service and is survived by a surviving spouse, a monthly retirement allowance shall be paid to the Participant's surviving spouse commencing on the first day of the month coincident with or next following the Participant's date of death. Each such monthly retirement allowance shall equal 50 percent of the monthly retirement allowance to which the Participant would have been entitled under the provisions of Section 4.1 hereof, had the Participant retired as of the Participant's Normal Retirement Date. Such death benefit shall be paid in the form of a single life annuity and shall be subject to distribution on and after the Participant's earliest retirement date.

                  For purposes of calculating the death benefit contained within this Section 5.1(a) only, the following shall apply:

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                  (i)   The Participant's Primary Social Security Benefit shall
                        be calculated as if the Participant had retired as of his Normal Retirement Date;

                  (ii) The Participant's Pension Plan benefit shall be calculated under the provisions of Article IV of the Pension Plan, as if the Participant had died on his Normal Retirement Date, with such Pension Plan benefit being increased for purposes of this Section 5.1(a) with an imputed Average Interest Credit to reflect the Participant's Normal Retirement Date monthly retirement benefit converted to a single life annuity option using the Average Treasury Rate and Gatt Mortality Tables; and

                  (iii) The monthly retirement allowance paid to the
                        Participant's spouse upon the Participant's death shall be reduced if paid prior to the Participant's Normal Retirement Date using those actuarial factors as are applicable under the KeyCorp Pension Plan (1989 Restatement).

            (b) If a Participant dies in active employment but after becoming eligible for either an Early Retirement Allowance or a Normal Retirement Allowance, and is survived by his spouse, a monthly retirement allowance shall be paid to his surviving spouse commencing on the first day of the month coincident with or next following his date of death and continuing on the first day of each month thereafter during his spouse's lifetime. Each such monthly retirement allowance shall equal seventy-five percent (75%) of the monthly retirement allowance to which the Participant would have been entitled had he retired on his date of death.

                  For the purpose of calculating this death benefit only, the following special rules apply with respect to the calculation of the Primary Social Security Benefit which the Participant would have been entitled to receive:

                  (i)   If both the Participant had attained his sixty-second
                        (62nd) birthday and his spouse had attained her sixtieth
                        (60th) birthday on the Participant's date of death, then the Primary Social Security Benefit to which the Participant would have been entitled had he retired on his date of death instead of dying and then commenced receiving Social Security benefits will be applied.

                  (ii) In all other cases, the Primary Social Security Benefit shall be deemed to be zero.

      5.2 DEATH AFTER COMMENCEMENT OF RETIREMENT ALLOWANCE. All rights to any benefits under the Plan will cease upon the death of any Participant for whom retirement allowance under the Plan has already begun, other than as otherwise provided by the retirement form of payment elected by the Participant.

                                   ARTICLE VI

                               DISABILITY BENEFITS

      6.1 TOTAL AND PERMANENT DISABILITY DEFINED. Total and permanent disability shall mean a "disability" as defined in accordance with Section 409A(a)(2)(C) of the Code, as well as the requirements of the Pension Plan, which after the expiration of the waiting period provided by law, entitles the Participant to receive disability benefit payments in accordance with Title II of the United States Social Security Act.

      6.2 TERMINATION PRIOR TO FIVE (5) YEARS OF CREDIT SERVICe. A Participant who terminates his employment with the Employer because of total and permanent disability and who has completed less than five (5) years of Credited Service at such time shall not thereby be entitled to any benefits from the Plan.

      6.3 TERMINATION AFTER FIVE (5) YEARS OF CREDITED SERVICE. A Participant who terminates his employment with the Employer because of total and permanent disability and who has completed five (5) or more years of Credited Service shall be subject to whichever of the following subsections shall be applicable:

            (a) If he shall (after the applicable statutory waiting period) be continuously disabled and entitled to Social Security disability benefits until his attainment of age sixty-five
                  (65), then he shall receive a monthly retirement allowance from this Plan commencing upon the first day of the month coincident with or next following the attainment of his sixty-fifth (65th) birthday and payable on the first day of each month thereafter for his remaining lifetime. Such monthly retirement allowance shall be determined in the same manner as for retirement at his Normal Retirement Date, except that:

                  (i) Credited Service shall be determined as if the Participant had in fact continued in active employment until his sixty-fifth (65th) birthday; and

                  (ii) Final Average Salary shall be determined as of the date of his actual termination of employment due to disability.

            (b) If he shall (after the applicable statutory waiting period) not be continually disabled and entitled to Social Security disability benefits until his attainment of age sixty-five
                  (65), he shall not be entitled to a disability benefit from this Plan, but shall be subject to the provisions of Section
                  6.4 hereof.

      6.4 RECOVERY FROM DISABILITY PRIOR TO NORMAL RETIREMENT DATE. If a Participant who became totally and permanently disabled thereafter recovers from such disability prior to attaining age sixty-five (65) (as evidenced solely by the fact that he is no longer eligible for Social Security disability benefits), then his benefits from this Plan shall be determined as follows:

            (a) If he returns to employment with the Employer upon such recovery, then he shall not be entitled to any disability benefits in accordance with this Article VI. For the purpose of determining his entitlement to, and amount of, benefits under any other provision of this Plan, however, his period of Credited Service and Service shall include the period during which he was totally and permanently disabled.

            (b) If he fails to return to employment with the Employer upon such recovery, then he shall not be entitled to any disability benefits in accordance with this Article VI. This shall not, however, deprive him of the benefits, if any, to which he is otherwise entitled under this Plan based upon his age, Credited Service, Service and Final Average Salary, as of his termination of employment due to disability.

                                   ARTICLE VII

                                 ADMINISTRATION

      7.1 CONTRIBUTIONS BY PARTICIPANTS. No contributions by Participants shall be required or permitted under this Plan.

      7.2 CONTRIBUTIONS BY EMPLOYER.

            (a) This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees.

            (b) The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Employer may establish one or more trusts, with such trustees as the Employer may approve for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligations of, and shall be paid by, the Employer. Employer's obligation under the Plan shall be that of an unfunded and unsecured promise of Employer to pay money in the future.

      7.3 DESIGNATION AND DUTIES OF ADMINISTRATOR. The Board shall designate the administrator of this Plan who shall administer this Plan and who shall serve until the Board designates another administrator. All decisions of such administrator with respect to the administration of this Plan shall be final and binding upon the Employer, the Participants and all other parties hereto.

      7.4 AMENDMENT. The Board shall have the right at any time, and from time to time, to amend, in whole or in part, any or all of the provisions of this Plan. However, no such amendment shall reduce or eliminate any benefit to which the Participant would then be entitled to receive (based upon his age, Credited Service, Service and Final Average Salary as of the date of such amendment) as of the date of such amendment.

      7.5 PLAN TERMINATION. The Board shall have the right at any time to terminate this Plan. However, no such termination shall reduce or eliminate any benefit to which the Participant would then be entitled to receive (based upon his age, Credited Service, Service and Final Average Salary as of the date of such termination) as of the date of such termination.

      7.6 SECTION 409A COMPLIANCE. The Plan shall not be amended or terminated if such amendment or termination would result in a violation of Section 409A of the Code.

                                  ARTICLE VIII

                                CLAIMS PROCEDURES

      8.1 CLAIM. The Committee shall establish rules and procedures to be followed by Participants and Beneficiaries in (a) filing claims for benefits, and (b) for furnishing and verifying proofs necessary to establish the right to benefits in accordance with the Plan, consistent with the remainder of this Article. Such rules and procedures shall require that claims and proofs be made in writing and directed to the Committee.

      8.2 REVIEW OF CLAIM. The Committee shall review all claims for benefits. Upon receipt by the Committee of such a claim, it shall determine all facts which are necessary to establish the right of the claimant to benefits under the provisions of the Plan and the amount thereof as herein provided within sixty
(60) days of receipt of such claim. If prior to the expiration of the initial sixty (60) day period, the Committee determines additional time is needed to come to a determination on the claim, the Committee shall provide written notice to the Participant, Beneficiary or other claimant of the need for the extension, not to exceed a total of one hundred eighty (180) days from the date the application was received.

      8.3 NOTICE OF DENIAL OF CLAIM. In the event that any Participant, Beneficiary or other claimant claims to be entitled to a benefit under the Plan, and the Committee determines that such claim should be denied in whole or in part, the Committee shall, in writing, notify such claimant that the claim has been denied, in whole or in part, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such claimant and shall refer to the specific sections of the Plan relied on, shall describe any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and where appropriate, shall include an explanation of how the claimant can obtain reconsideration of such denial.

      8.4 RECONSIDERATION OF DENIED CLAIM.

            (a) Within a sixty (60) days after receipt of the notice of the denial of a claim, such claimant or duly authorized representative may request, by mailing or delivery of such written notice to the Committee, a reconsideration by the Committee of the decision denying the claim. If the claimant or duly authorized representative fails to request such a reconsideration within such sixty (60) day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If such claimant or duly authorized representative request a reconsideration within such sixty (60) day period, the claimant or duly authorized representative shall have thirty
                  (30) days after filing a request for reconsideration to submit additional written material in support of the claim, review pertinent documents, and submit issues and comments in writing.

            (b) After such reconsideration request, the Committee shall determine within sixty (60) days of receipt of the claimant's request for reconsideration whether such denial of the claim was correct and shall notify such claimant in writing of its determination. The written notice of decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions of which the decision is based. In the event of special circumstances determined by the Committee, the time for the Committee to make a decision may be extended by an additional sixty (60) days upon written notice to the claimant prior to the commencement of the extension. All findings, decisions, and determinations of any kind made by the Committee shall not be modified unless the Committee has acted in an arbitrary and capricious manner. Subject to the requirements of the law, the Committee shall be the sole judge of the standard of proof required for any claim for benefits, and any determination of eligibility or amount or form of a Plan benefit. All decisions made by the Committee shall be binding on the claimant and upon all other persons. If the Participant or Beneficiary shall not file written notice with the Committee at the times set forth above, such individual shall have waived all benefits under the Plan other than as already provided, it any.

      8.5 EMPLOYER TO SUPPLY INFORMATION. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee of all matters relating to the retirement, death or other cause for termination of service of all Participants, and such other pertinent facts as the Committee may require.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 HEADINGS AND SUBHEADINGS. The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

      9.2 GENDER AND NUMBER. Whenever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and whenever any words are used herein in the singular form they shall be construed as though they were also used in plural form in all cases where they would so apply.

      9.3 CONSTRUCTION OF PLAN. This Plan shall be construed according to the laws of the State of New York and all provisions hereof shall be administered according to he laws of such State.

      9.4 EMPLOYEE'S RIGHTS. Neither the establishment of this Plan, nor any modification thereof, nor any modification thereof, nor the payment of any benefits, shall be construed as giving to an Employee or other person, any legal or equitable right against the Employer, or any officer or Employee thereof, except as herein provided. Under no circumstances shall the terms of employment of an Employee be modified or in any way affected hereby.

      9.5 VESTED INTEREST. No Plan Participant or other Employee shall have a vested interest with respect to this Plan except as specifically provided herein.

      9.6 RECEIPT OR RELEASE. Any payment to an Employee, contingent annuitant, beneficiary, or to their legal representatives, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Employer, who may require such Employee, contingent annuitant, beneficiary or legal representative, as a condition precedent to such payment, to execute a receipt and release therefore in such form as shall be determined by the Employer.

      9.7 SPENDTHRIFT CLAUSE. Except insofar as may be contrary to any applicable law, no payment of any benefit under the Plan shall be assignable and no such payment or contribution shall be subject to the claims of any creditor.

      9.8 FACILITY OF PAYMENTS. If any Employee, contingent annuitant or beneficiary is a minor or is, in the judgment of the administrator, otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him under the Plan, the administrator may, unless and until claim shall have been made by a duly appointed guardian or legal representative of such person, make such payment or any part thereof to such person's spouse, child, parent, brother or sister, or other person deemed by the administrator to have incurred expense for or assumed responsibility for the expenses of such person. Any payment so made shall be in complete discharge of any liability under the Plan for such payment.

      9.9 DELEGATION OF AUTHORITY BY THE EMPLOYER. Whenever the Employer, under the terms of this Agreement, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by any officer thereunto duly authorized by its Board of Directors.

                                    ARTICLE X

                                 COMPLIANCE WITH
                                SECTION 409A CODE

      The Plan is intended to provide for the deferral of compensation in accordance with the provisions of Section 409A of the Code and regulations and published guidance issued pursuant thereto. Accordingly, the Plan shall be construed in a manner consistent with those provisions and may at any time be amended in the manner and to the extent determined necessary or desirable by KeyCorp to reflect or otherwise facilitate compliance with such provisions with respect to amounts deferred on and after January 1, 2005, including as contemplated by Section 855(f) of the American Jobs Creation Act of 2004. Notwithstanding any provision of the Plan to the contrary, no otherwise permissible election or distribution shall be made or given effect under the Plan that would result in early taxation or assessment of penalties or interest of any amount under Section 409A of the Code.

      Notwithstanding any provision of the Plan to the contrary, Benefits shall not be distributed to a Participant earlier than:

            (a) the Participant's separation from service as determined by the Secretary of the Treasury (except as provided below with respect to a key employee of KeyCorp);

            (b) upon the occurrence to the Participant, the Participant's spouse, or the Participant's dependent an unforeseeable emergency as defined in Section 409A(a)(2)(B)(ii) of the Code.

      If it is determined that a Participant constitutes a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of KeyCorp, the Participant shall not commence the distribution of his or her benefits before the date which is six months after the date of the Participant's separation from service (or, if earlier, the date of death of the Participant).

      IN WITNESS WHEREOF, KeyCorp has caused this KeyCorp Second Supplemental Retirement Benefit Plan for Key Executives to be executed by its duly authorized officer this 28th day of December, to be effective as of January 1, 2005.

                                                 KEYCORP

                                                 By: /s/ Thomas E. Helfrich
                                                     ---------------------------
                                                 Title: Executive Vice President